RICK'S
CABARET


FOR  IMMEDIATE  RELEASE
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RICK'S  CABARET  INTERNATIONAL,  INC.  PLANS  TO ACQUIRE NEW GENTLEMEN'S CLUB IN
CHARLOTTE,  NC

HOUSTON  -  (February  15,  2005)  --  RICK'S CABARET INTERNATIONAL, INC. [RICK:
NASDAQ], which operates upscale gentlemen's clubs, said today it has entered into a OPTION AGREEMENT TO ACQUIRE a 30,000 square foot nightclub in CHARLOTTE, NC. The club will offer adult entertainment for men seven days a week and will also present a male review for women five nights a week in an adjoining self-contained 8,000 square foot club.

RICK'S CABARET CEO ERIC LANGAN said his company has begun operating the former THE MANHATTAN CLUB (5300 Old Pineville Road, Charlotte) under a management and licensing agreement. The venue, which was the site of the highly successful CLUB 2000 for many years, has been renamed RICK'S CABARET.

The option agreement calls for Rick's Cabaret to acquire TOP SHELF LLC, for $1,000,000 through the issuance of 180,000 shares of restricted common stock and a seven-year promissory note. The acquisition is expected to be completed within twelve weeks, after approval of licenses and authorizations required to run the business and other conditions consistent with transactions of this type.

Rick's Cabaret said that if the closing takes place as expected, it anticipates income from the new club should be accretive to earnings in the 2005 fiscal year, since start up costs will be limited chiefly to marketing expenses, signage and some interior modifications.

This is the second major acquisition announced this year by Rick's Cabaret, which on January 18th purchased the former Paradise Club in midtown New York City. When remodeling is completed in mid 2005, it will become RICK'S
CABARET-NYC and will be the company's flagship location, catering to local businessmen, professionals, business travelers, tourists and sports fans visiting nearby Madison Square Garden.

Mr. Langan said: "The Charlotte club was completely renovated within the last year and is a first class venue for a premiere men's club. The club is in an ideal location, equidistant to nearby Charlotte Douglas International Airport, downtown and major office parks. The addition is consistent with our expansion strategy to acquire existing clubs in locations that meet our growth and income targets, and are receptive to the upscale club formula we have developed. We will bring in management from some of our other


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locations  initially  to  convert the club to our standards. We are also excited about the opportunity to offer a fun male review program for the ladies in a comfortable setting. "
ABOUT RICK'S CABARET
Rick's  Cabaret  International,  Inc.  (www.ricks.com)  operates  upscale  adult
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nightclubs serving primarily businessmen and professionals that offer live adult entertainment and high quality restaurant and bar operations. The company owns, operates or licenses eleven adult nightclubs in New York City, New Orleans,
Houston, Minneapolis, Charlotte and other cities under the names "Rick's Cabaret," "XTC," "Club Onyx" and "Hummers." No sexual contact is permitted at any of these locations. Rick's Cabaret also owns an adult Internet membership Web site, www.couplestouch.com, and a network of nine online auction sites for
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adult products under the flagship URL www.naughtybids.com. Rick's Cabaret common
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stock is traded on the NASDAQ SmallCap market under the symbol RICK. For further information  contact  ir@ricks.com.
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FORWARD-LOOKING  STATEMENTS:
This press release may contain forward-looking information within the meaning of
Section 21E of the Securities Exchange Act of 1934 that involves significant risks and uncertainties, and is subject to the safe harbors created by this section. Important factors that could cause actual results for Rick's Cabaret to differ materially from those indicated in this press release include the risks and uncertainties as to the future operational and financial results of our Web sites, conditions relevant to real estate transactions, the future operational performance of our partners, the laws governing the operation of adult entertainment businesses, competitive and economic factors, dependence on key personnel and the ability to manage operations. Rick's Cabaret has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances. Please refer to the documents Rick's Cabaret files from time to time with the Securities and Exchange Commission, in particular the most recent quarterly reports on Form 10-QSB and annual report on Form 10-KSB, which are available at the company's website, www.ricks.com.
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Contact for further information:    Allan Priaulx, 212-338-0050, ir@ricks.com
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